UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

19500 SW 90th Court, Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)
microHelix, Inc. ("microHelix") entered into Series B Preferred Stock Purchase Agreements on October 28, 2005 with purchasers of 310,000 shares of its Series B Preferred Stock, no par value ("Series B Preferred Stock"), at a purchase price of $1.00 per share. All of such purchasers had previously purchased shares of Series B Preferred Stock in April 2005.

(b)
microHelix on September 19, 2005 granted James M. Thornton 10,000 shares of its common stock, no par value ("Common Stock"), upon his appointment to the microHelix Board of Directors. The grant of Common Stock is unrestricted and fully vested.

(c)
microHelix on October 11, 2005 entered into a First Modification to its Amended and Restated Loan and Security Agreement with BFI Business Finance. The First Modification amended the Amended and Restated Loan and Security Agreement dated April 5, 2005 between microHelix and BFI Business Finance to permit microHelix to use "QSS Consulting" as an assumed business name.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)
microHelix on October 28, 2005 sold 310,000 shares of its Series B Preferred Stock for $1.00 per share in a private placement. Each share of Series B Preferred Stock is eligible for a cumulative dividend of $0.15 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum, payable quarterly when, as and if declared by the Board of Directors of microHelix. The Board of Directors of microHelix may elect to pay such dividend in cash or in shares of microHelix Common Stock. Each share of Series B Preferred Stock is convertible into four shares of microHelix Common Stock. microHelix has the option after April 8, 2006 to redeem outstanding shares of Series B Preferred Stock for $1.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like).

Except as expressly provided by the Amended and Restated Articles of Incorporation, as amended, of microHelix (the "Articles") or as provided by law, the holders of Series B Preferred Stock have the same voting rights as the holders of Common Stock and are entitled to notice of any shareholders meeting in accordance with the Bylaws of microHelix, and the holders of Common Stock and the Series B Preferred Stock vote together as a single class on all matters. Each holder of Series B Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could at the time of such vote be converted.

As of the date of the filing of this Form 8-K, there are 2,082,746 shares of Common Stock outstanding and entitled to vote, and holders of Series B Preferred Stock have the right to 10,240,000 votes on an as-converted basis.

Item 3.02. Unregistered Sale of Equity Securities.

(a)
microHelix on October 28, 2005 sold 310,000 shares of Series B Preferred Stock. The total offering price for the Series B Preferred Stock was $1.00 per share. microHelix received total gross cash proceeds of $210,000. The remaining $100,000 of the purchase price for the shares of Series B Preferred Stock was paid by conversion of the outstanding principal on a promissory note owed by microHelix to James M. Williams, one of its directors. Shares of Series B Preferred Stock were issued in reliance on Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and microHelix obtained representations from the investors as to their status as "accredited investors" as that term is defined in Regulation D.

Each share of Series B Preferred Stock is convertible into four shares of Common Stock. microHelix can redeem the shares of Series B Preferred Stock at any time after April 8, 2006 for $1.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like). microHelix entered into a Registration Rights Agreement dated as of April 8, 2005 with the purchasers of the Series B Preferred Stock under which they have one demand registration right and piggy-back registration rights.

(b)
microHelix on September 19, 2005 granted a total of 33,500 shares of Common Stock to 16 of its employees and one director. The grants to the employees were unrestricted and were made for services previously rendered. The grant to the director was unrestricted and was made upon his initial appointment to the microHelix Board of Directors. The shares were issued under Section 4(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

microHelix amended its Amended and Restated Articles of Incorporation, as amended, on October 28, 2005 by filing an Amendment to Certificate of Designation with the Oregon Secretary of State designating an additional 500,000 shares of its Preferred Stock as Series B Preferred Stock, for a total of 2,750,000 shares designated as Series B Preferred Stock. Following the sale of 310,000 shares of Series B Preferred Stock on October 28, 2005, there are 190,000 authorized but unissued shares of Series B Preferred Stock. The rights of holders of the Common Stock of microHelix may be materially limited by the issuance of Series B Preferred Stock in that holders of Series B Preferred Stock have superior liquidation preferences over the holders of Common Stock in the event of any liquidation, dissolution or winding up of microHelix, either voluntary or involuntary. In any such event, the assets of microHelix would be distributed in the following order:

•
First, to the holders of the Series B Preferred Stock until they received an amount equal to $2.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series B Preferred Stock then held by them, plus cumulative unpaid dividends from the original issuance date of such share of Series B Preferred Stock.

•
Second, to the holders of Common Stock until they receive an amount equal to $0.25 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Common Stock then held by them, plus any cumulative unpaid dividends.

•
Third, any remaining assets of microHelix would be distributed pro rata to the holders of Common Stock and to the holders of Series B Preferred Stock based on the number of shares of Common Stock then held by each holder (assuming conversion of all Series B Preferred Stock into Common Stock at the then effective conversion rate for the Series B Preferred Stock).

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

microHelix amended its Amended and Restated Articles of Incorporation, as amended, on October 28, 2005 by filing an amended Certificate of Designation designating 2,750,000 shares of its Preferred Stock as Series B Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits. The following documents are filed as exhibits to this Form 8-K:

10.1	First Modification to Amended and Restated Loan and Security Agreement dated October 11, 2005 between microHelix, Inc. and BFI Business Finance

10.2	Form of Series B Preferred Stock Purchase Agreement dated October 28, 2005 between microHelix, Inc. and purchasers of Series B Preferred Stock of microHelix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
microHelix, Inc.

Date: October 31, 2005	/s/	Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer